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                                                       EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1989 Long-Term Incentive Plan of American Express Company of our report dated February 8, 1996, with respect to the consolidated financial statements and schedules of American Express Company, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Form 10-K/A dated June 28, 1996, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP


New York, New York
September 25, 1996
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